EXHIBIT A: SECURITIES PURCHASE AGREEMENT

NOTE: Certain of the portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and (6) and Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.  [****] indicates location within the Exhibit that sections, schedules or information has been omitted.

THE SECURITIES BEING SOLD UNDER THIS SECURITIES PURCHASE AGREEMENT HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” (AS DEFINED IN RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED, (“ACT”)) AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR QUALIFICATION FOR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES ARE “PENNY STOCK” UNDER THE RULES OF SECURITIES AND EXCHANGE COMMISSION AND ANY INVESTMENT IN THE SECURITIES IS HIGHLY RISKY AND ONLY SUITABLE FOR INVESTORS WHO CAN AFFORD THE LOSS OF THEIR INVESTMENT AND DO NOT REQUIRE LIQUIDITY.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated April 5, 2021 (“Effective Date”), is made by Capstone Companies, Inc., a Florida corporation, (“Company”) and ____________________, a limited liability company formed under the laws of ________________, (“Investor”).  Company and Investor may be referred to individually as a “party” and collectively, as the “parties.”

RECITALS

A. The Company and the Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the SEC (as defined below) under the 1933 Act.

B. The Investor wishes to and has agreed to purchase from the Company and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, the shares (as set forth below) (the “Purchase Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

C. Contemporaneously with the sale of the Shares, the parties will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”),   pursuant to which the Company will agree to provide certain piggyback registration rights in respect of the Purchase Shares under the 1933 Act and applicable state securities laws.

D.  The net proceeds from the sale of the Purchase Shares will be used to purchase product inventory, including components, and general working capital.  Company’s revenues from operations and cash reserves are insufficient to pay for product inventory and cover basic operating costs.

E.  The per share purchase price for the Purchase Shares was negotiated at arm’s length and based on the average closing price of the Shares on The OTC Markets Group, Inc. QB Venture Market (“OTCQB”) from. January 14, 2021 through February 26, 2021, less a 33% discount.  The pricing of the Purchase Shares reflects the declining revenues and overall financial condition of the Company as well as the fact that the Connected Surfaces Smart Mirror product line, which is designed to be the primary revenue source of the Company in 2021, was just launched in late February 2021 and whether that new product line will stabilize the financial condition of the Company is uncertain as of and prior to the Effective Date.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in Miami, Florida are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” means April 5, 2021.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company Counsel” means PW Richter, plc with offices located in Richmond, Virginia.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any person listed in the first paragraph of Rule 506(d)(1).

“Intellectual Property” has the meaning set forth in Section 5.14.

“Company’s Knowledge” means the actual knowledge of the senior executive officers (as defined in Rule 405 under the 1933 Act) of the Company, being Stewart Wallach, Chief Executive Officer, and James McClinton, Chief Financial Officer.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (Miami Florida City time) and before midnight (Miami Florida City time) on any Trading Day, 9:01 a.m. (Miami Florida City time) on the Trading Day immediately following the date hereof, unless an earlier time is agreed to in writing by the parties, and (ii) if this Agreement is signed between midnight (Miami Florida City time) and 9:00 a.m. (Miami Florida City time) on any Trading Day, no later than 9:01 a.m. (Miami Florida City time) on the date hereof, unless an earlier time is agreed to in writing by the parties.

“Disqualification Event” has the meaning set forth in Section 5.33.

“EDGAR system” has the meaning set forth in Section 5.9.

“Effective Date” has the meaning set forth in Section 7.2(b).

“Environmental Laws” has the meaning set forth in Section 5.18.

“GAAP” has the meaning set forth in Section 5.17.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Losses” has the meaning set forth in Section 8.2.

“Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(10) of Regulation S-K.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein – in each instance, not a party.

“Press Release” has the meaning set forth in Section 7.7.

“Principal Trading Market” means the Trading Market on which the Common Stock is quoted for trading, which, as of the date of this Agreement and the Closing Date, will be the OTC Markets Group, Inc. QB Venture Market (“OTCQB”).

“Purchase Shares” has the meaning set forth in the recitals to this Agreement.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Regulation D” has the meaning set forth in the recitals to this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 5.8.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” has the meaning set forth in Section 3.1.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means OTCQB.

“Transfer” means (i) to sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, or (ii) to enter into or agree to enter into any contract, option or other arrangement or understanding with respect to any sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition.

“Transfer Agent” has the meaning set forth in Section 7.2(a).

“Transfer Documents” means the irrevocable instructions from the Company to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a book-entry confirmation evidencing a number of  Purchase Shares as set forth opposite the Investor’s name in Schedule One hereto, and other documents required by the Transfer Agent to effect the issuance of Purchase Shares to the Investor in book entry form.

“Transaction Documents” means this Agreement, Transfer Documents and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Purchase Shares.

2.1 Closing. (a) Purchase of Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, including the condition precedent in Section 2.2 below, the Company will issue and sell, and Investor will purchase, severally and not jointly, the number of Purchase Shares set forth opposite under the heading “Purchase Shares” on Schedule One attached hereto for the Investor. The purchase price per Purchase Share to be paid to the Company shall be SIXTY Cents ($0.60) (“Per Share Purchase Price”), which Per Share Purchase Price represents the average bid price of the Company’s Common Stock from January 14, 2021,  through February 26, 2021, less a 33% discount as privately placed, restricted securities and was negotiated at arm’s length by the parties. The Investor agrees to 155,333 Purchase Shares from the Company. The aggregate purchase price paid to the Company for the 155,333 Purchase Shares to be issued and purchased under this Agreement is $93,200.00 (“Aggregate Purchase Price”).

2.2  Condition Precedent – Right of Termination.  The parties agree that the Investor may terminate this Agreement during the period commencing on the date that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“2020 10-K”) is first publicly available on the SEC EDGAR website and ending at 6:00 p.m., local Miami, Florida time, being March 31, 2021 and ending at 5:00 p.m., EST, on April 3, 2021 (“Section 2.2 Termination Period”) by timely and confirmed delivery of a written or emailed termination notice to the Company’s Chief Financial Officer. The parties will have no liabilities to each other under this Agreement or otherwise upon timely termination of this Agreement in accordance with this Section 2.2.  The Closing Date shall not occur until the expiration of the Section 2.2 Termination Period.

2.3. Risk Factors.  Investor has reviewed the contents of, including risk factors in, the Company filings with the SEC,  including the 2020 10-K,  and Investor agrees and understands that an investment in the Purchase Shares is a highly risky investment and only suitable for investors who can afford the loss of their investment and do not require liquidity.  The risk factors reviewed by Investor include those risk factors included in all Company filings and documents supplied to or made available to the Investor by the Company or readily available from public sources, including at www.sec.gov.  The Investor agrees, understands and acknowledges that: (a) the Company was significantly impacted by COVID-19 pandemic, the declining sales of the Company’s matured LED lighting products and the launch of a new product line, the Connected Surfaces Smart Mirrors, in late February 2021; (b) The Aggregate Purchase Price is required to fund in part the purchase of inventory for Connected Surfaces Smart Mirror and related operating costs; and (c) the success of the new Connected Surfaces Smart Mirror product line is essential to stabilizing the business and financial condition of the Company and providing a revenue stream to replace the LED lighting products.  The Company requires adequate and affordable debt and equity funding to be able to transition to a new product line and a new revenue source. The Purchase Shares are “penny stock” under SEC rules and are subject to the burdens and limitations imposed on such securities by regulators, stock transfer agents and broker-dealers.  The Investor has had a reasonable opportunity to discuss all disclosures made to the Investor by the Company and all disclosures that publicly available to Investor from public sources.

3. Closing.

3.1 General. Upon the satisfaction of the conditions set forth in Section 4 below, and subject to Sections 2.2 Termination Period expiring without termination of this Agreement by the Investor, the completion of the purchase and sale of the Purchase Shares (the “Closing”) shall occur remotely via exchange of documents and signatures on the Closing Date. On the Closing Date, Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions in Schedule One hereto, an amount equal to the Subscription Amount set forth in Schedule One hereto and to be paid by that Investor for its number of the Purchase Shares as set forth opposite the heading “Purchase Shares” corresponding to that Investor’s name in Schedule One hereto.  Parties will use their best efforts to cause the Closing to occur as soon as possible after the date on which the Company files its Annual Report on Form 10-K for the fiscal period ended December 31, 2020 with the SEC.

3.2  Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor, the following:

(i) this completed Agreement duly executed by the Company;

(ii) The Transfer Documents (to be sent to Company stock transfer agent instead of Investor);

(iii) the Company shall provide Investor with the Company’s wire instructions (attached as Attachment One hereto); and

(v) the completed Registration Rights Agreement duly executed by the Company and in the form attached to this Agreement as Exhibit A hereto.

(b) On or prior to the Closing Date, Investor shall deliver or cause to be delivered to the Company, the following:

(i) this completed Agreement and Registration Rights Agreement duly executed by Investor (as Registration Rights Agreement is attached as Exhibit A hereto);

(ii) such Investor’s Subscription Amount by wire transfer to the account specified in Attachment One hereto; and

(iii) the any documents, instruments or certifications required by the Transfer Agent for the issuance of the Purchase Shares to the Investor under and in accordance with this Agreement.

3.3. Further Acts.  Each party will sign and provide any other documents, agreements, instruments or certifications reasonably required to consummate this Agreement, absent termination of this Agreement and transactions contemplated herein in accordance with the terms and conditions of this Agreement.

4. Conditions to Closing.  This Agreement shall only be legally binding on the parties when each and every party signs this Agreement, this Agreement has been approved by resolution by the governing body or board of party, the parties satisfy all other conditions to the Closing and all termination of agreement rights have expired without being exercised by the eligible parties.

4.1 Conditions to the Investor’s Obligations. The obligation of Investor to purchase the Purchase Shares at the Closing is subject to the fulfillment to Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself or himself only):

(a) The representations and warranties made by the Company in Section 5 hereof, as qualified by the Disclosure Schedules and the SEC Filings, including 2020 10-K, shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Purchase Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Company shall have delivered the items set forth in Section 3.2(a).

(d) Compliance with all applicable federal and state securities laws and OTC Markets Group, Inc. requirements for issuance of Purchase Shares.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) There shall have been no Material Adverse Effect with respect to the Company since the Effective Date.

(g) No stop order or suspension of trading shall have been imposed by OTCQB, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

4.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue Purchase Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investor in Section 6 hereof shall be true and correct in all material respects as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investor shall have executed and delivered a completed and signed Agreement and the Registration Rights Agreement at the Closing.

(c) The Investor shall have paid in full its or his Subscription Amount to the Company by wire to account in Attachment One hereto.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except (a) as described in the Company’s SEC Filings (including the 2020 10-K) and (b) as set forth on the disclosure schedules (the “Disclosure Schedules”) set forth as an exhibit to this Agreement, each of which qualify these representations and warranties in their entirety:

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s subsidiaries are set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and the Company owns 100% of the outstanding equity of all such subsidiaries. The Company’s subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Purchase Shares. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

5.3 Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 5.3. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Purchase Shares. Except as set forth in Schedule 5.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement, no person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Purchase Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

5.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

5.5 Consents. Subject to the accuracy of the representations and warranties of Investor set forth in Section 6 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Purchase Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of OTCQB and (d) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of Investor set forth in Section 6 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Purchase Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Purchase Shares and the ownership, disposition or voting of the Purchase Shares by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

5.6 Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

5.7 No Material Adverse Change.  The parties agree, understand and acknowledge that the Coronavirus/COVID-19 pandemic has significantly, adversely impacted the business and financial condition of the Company in fiscal year ended December 31, 2020 and that adverse impact has continued in the first fiscal quarter of fiscal year ended December 31, 2021.  The public auditors of the Company have issued a going concern notice in the auditor letter for certain fiscal quarters in fiscal year ended December 31, 2020. Investor is  also aware of the adverse impact of the maturation of the Company’s traditional core product line in LED lighting for consumers, and resulting declining revenues from that traditional core product line in fiscal year ended December 31, 2020 and continuing into fiscal year ended December 31, 2021. The Company launched a new Connected Surfaces Smart Mirror product line in late February 2021, but the potential of this new product line as a replacement core product line for the declining LED lighting product line is uncertain as of the Effective Date.  There is insufficient information to project the potential of this new product line in terms of revenues and whether sales from the new product line will remedy the business and financial condition of the Company.  Further, the Company has transitioned some of its original product manufacturing sources from China to Thailand to address disruptions caused by the COVID-19 pandemic in China, specifically, on Company’s Chinese OEM’s, and to guard against potential adverse impact from ongoing Chinese-U.S. trade and tariff disputes.  Establishing a new OEM in a new country is inherently prone to delays in production and establishment of efficient product production and the transition delayed launch of new Connected Surfaces Smart Mirror.  Due to these factors, the Company’s future busines and financial performance and condition is highly uncertain.  INVESTMENT IN THE PURCHASE SHARES IS HIGHLY RISKY AND ONLY SUITABLE TO INVESTORS WHO CAN WITHSTAND THE LOSS OF THEIR ENTIRE INVESTMENT AND DO NOT REQUIRE LIQUIDITY OR REQUIRE APPRECIATION IN INVESTMENT. Investor has reviewed the Company’s SEC filings, including the 2020 10-K. Since September 30, 2020, except as identified and described in the SEC Filings filed at least one Trading Day prior to the Closing Date and except as known to Investor pursuant to their due diligence review of the Company’s business and financial condition, there has not been:

(i) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(ii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iii) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(v) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company, except for COVID-19 pandemic forcing or causing Company personnel to work remotely and outside of the Company offices.  The inability of Company personnel to work as a group in Company offices and to travel has caused disruption in normal operating efficiencies and business development work that has contributed to the deleterious economic impact of COVID-19 pandemic on the general economy, the market for Company products and Company operations;

(vii) any material transaction entered into by the Company other than in the ordinary course of business or as disclosed in Company SEC filings; and

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company.

5.8 SEC Filings. Except as set forth in the Disclosure Schedules hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder. The Company will file a Form D for the sale of Purchase Shares with the SEC within fifteen days of the sale of Purchase Shares hereunder.  As of their respective dates, none of the SEC filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  All material agreements to which the Company or any subsidiary is a party or to which the property or assets of the Company or any subsidiary are subject are included as part of or specifically identified in the SEC Filings.

5.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Purchase Shares in accordance with the provisions thereof will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 6, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section does not relate to matters with respect to tax status, which are the subject of Section 5.10, employee relations and labor matters, which are the subject of Section 5.13, or environmental laws, which are the subject of Section 5.15.

5.10 Tax Matters. The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All material taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company).

5.11 Title to Properties. The Company and its subsidiaries do not own or have any ownership interest in real property.

5.12 Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.

5.13 Labor Matters. The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

5.14 Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the SEC Filings to be conducted; and (a) there are no rights of third parties to any such Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s Knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (d) such Intellectual Property that is described in the SEC Filings has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that is owned or licensed by the Company, including interferences, oppositions, reexaminations or government proceedings; (f) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (g) to the Company’s Knowledge, each key employee of the Company and each Company employee involved with the development of Intellectual Property has entered into an invention assignment agreement with the Company.

5.15 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.  Company products are made by foreign OEM’s and this Section 5.15 does not cover or constitute a representation about those OEM’s.

5.16 Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the Company’s Knowledge, threatened to which the Company or its subsidiaries are a party or to which any property of the Company or its subsidiaries are the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The parties agree and acknowledge that the Company’s common stock has experienced significant increase in trading activity and market price in 2021 and that these circumstances cause increased awareness of the Company and trading in its common stock among regulators, plaintiffs’ class action law firms and investors – all of which enhances the chances of regulatory scrutiny and legal proceedings.

5.17 Financial Statements. The financial statements included in each SEC Filing (including the 2020 10-K) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements.

5.18 Insurance Coverage.  The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all casualty claims against which it is customary for comparably situated companies to insure.

5.19 Compliance with OTQB Continued Listing Requirements. The Company is in compliance with applicable OTCQB continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on OTCQB and the Company has not received any notice of, nor to the Company’s Knowledge is there any reasonable basis for, the delisting of the Common Stock from OTCQB.  The significant increase in the trading of the Company’s Common Stock in 2021 increases the likelihood of unauthorized stock promotion by third parties seeking to illegally manipulate the market price of the Common Stock.  Such stock promotion can cause regulatory scrutiny, including The OTC Markets Group, Inc. demanding certain public disclosures attesting to the company having no involvement in third party stock promotion. Such demand is issued solely on the basis of knowledge of any illegal or improper third-party stock promotion efforts.

5.20 Brokers and Finders. Any obligation to pay fees in respect with the transactions contemplated under this Agreement is governed by a separate agreement by the Company and Wilmington Capital Securities LLC.

5.21 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Purchase Shares.

5.22 No Integrated Offering. Neither the Company nor its subsidiaries nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchase Shares under the 1933 Act, nor will the Company take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or require registration of the Purchase Shares under the 1933 Act.

5.23 Private Placement. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 6, the offer and sale of the Purchase Shares to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Purchase Shares does not contravene the rules and regulations of OTCQB.

5.24 Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.25 Transactions with Affiliates. Other than as disclosed in the SEC Filings, none of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options, restricted stock units, warrants and/or restricted stock, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.26 Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. Due to its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Company’s projections of any evaluation of the effectiveness of internal control over financial reporting as to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.  Further, the Company’s business and financial condition have been significantly, adversely impacted by COVID-19 pandemic and the maturation and declining sales of the LED lighting products and the launch of the new Connected Surfaces Smart Mirrors, as a new product line of the Company, after fiscal year 2020.  COVID-19 pandemic contributed to declining sales of LED lighting products in 2020 and 2021 and launch of a replacement product line after fiscal year 2020.

5.27 Disclosures. Neither the Company nor any person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material nonpublic information concerning the Company or its subsidiaries as of the Effective Date, other than with respect to the transactions contemplated hereby, which will be disclosed in the Press Release (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

5.28 Required Filings. Except for the transactions contemplated by this Agreement or in the Disclosure Schedules hereto, including the acquisition of the Purchase Shares contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed as of the Closing Date.

5.29 Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.30 Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii).

5.31 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

5.32 No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. There are no matters to be disclosed by the Company under Rule 506(e) as of the Closing Date.

5.33. No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase the Purchase Shares on terms more favorable to such Investor than as set forth herein.

5.34  Shell Company Status. The Company is not a “shell company” as of the Effective Date. The Company was a former shell company under SEC Rule 144(i)(1) prior to 2005. As a former shell company, restricted shares of Common Stock may not have restrictive legends permanently removed without registration under the 1933 Act or sale under Rule 144 to a third-party purchaser.

5.35 Investor Representations. The Company acknowledges and agrees that the Investor’s representations contained in Section 6 below shall not modify, amend or affect any such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered by or on behalf of the Company in connection with this Agreement or the consummation of the transactions contemplated hereby

6. Representations and Warranties of the Investor.  Investor hereby represents and warrants to the Company that:

6.1 Authority.  6.1 Organization and Existence.  Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Purchase Shares pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

6.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which Investor is a party have been duly authorized and the party has been duly executed and when delivered will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

6.3 Purchase Entirely for Own Account. The Purchase Shares to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Purchase Shares in compliance with applicable federal and state securities laws. The Purchase Shares are being purchased by the Investor in the ordinary course of his business. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Purchase Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

6.4 Investment Experience. Such Investor acknowledges that he can bear the economic risk and complete loss of its investment in the Purchase Shares and has the knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  The Purchase Shares are a “penny stock” under SEC rules and suffers the regulatory burdens and liquidity problems of a “penny stock.”

6.5 Disclosure of Information.  Investor has had an opportunity to receive, review and understand all information related to the Company requested by him or it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Purchase Shares, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the SEC EDGAR system (www.sec.gov). Based on the information the Investor has deemed appropriate, he has independently made his own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice he deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Purchase Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither the inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

6.6 Restricted Securities. Such Investor understands that the Purchase Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

6.7 Legends. It is understood that, except as provided below, certificates evidencing the Purchase Shares will bear the following or any similar legend:

(a) “These securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state but have been issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) the securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) the securities are eligible to be sold and may be sold pursuant to Rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that the transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or (iv) the securities are transferred without consideration to an affiliate of the holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).”

(b) If required by the authorities of any state or mandated by any state law or regulation in connection with the issuance of sale of the Purchase Shares, the legend required by the state authority.

6.8 Accredited Investor.  Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D. Investor is a sophisticated investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of his purchase of the Purchase Shares. Such Investor has determined based on his own independent review and such professional advice as he deems appropriate that its purchase of the Purchase Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under  any law, rule, regulation, agreement or other obligation by which the Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Purchase Shares.   Investor will complete and sign and tender to the Company an investor questionnaire and requested supporting documents thereto and do so on the Effective Date but no later than April 4, 2021.

6.9 No General Solicitation. Such Investor did not learn of the investment in the Purchase Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

6.10 Brokers and Finders. Except for the agreement between the Company and Wilmington Capital Securities, LLC, no person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.11 Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, or any other person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchase Shares covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has agreed to maintain and has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.  Investor agrees, understands and acknowledges that trading in the Purchase Shares or other shares of Common Stock based on non-public material information is a violation of federal and state anti-insider and fraud laws and regulations.

6.12 No Government Recommendation or Approval.  Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Purchase Shares.

6.13 No Intent to Effect a Change of Control.  Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

6.14 Residency.  Investor’s domicile in which its investment decision with respect to the Purchase Shares was made is located at the address immediately below the Investor’s name on its signature page hereto.

6.15 No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

6.16 No “Bad Actor” Disqualification Events. Investor is not subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company. There are no matters to be disclosed by the Investor under Rule 506(e) as of the Closing Date.

7. Covenants and Agreements of the Parties.

7.1 OTCQB Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on OTCQB and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.2 Lifting of Restrictive Legends.  (a) Removal of restrictive legends for the Purchase Shares are subject to restrictions imposed by federal and state securities laws, including Rule 144 under the 1933 Act, and the requirements of the Transfer Agent.

(b) In connection with any sale, assignment, transfer or other disposition of the Purchase Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the third party purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall request the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith.  Parties agree and acknowledge that removal of restrictive legends is controlled by the stock transfer agent in its sole discretion.

(c) Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. upon the earliest of such time as the Purchase Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (such earliest date, the “Effective Date”), the Company shall, in accordance with the provisions of this Section 7.2(b) and within two (2) Trading Days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, except that, with respect to (iii) above,  any shares not sold under Rule 144 will have restrictive legends re-imposed after 90 days from the date of the initial lifting of legends (or such shorter period as required or permitted by Transfer Agent); and (B) cause its legal counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the lifting of the legend (subject to re-imposition of restrictive legends on shares not sold under (iii) above after a 90-day lift-legend period, or shorter period, required or permitted by Company’s stock transfer agent) in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 7 may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. The Company is a former shell company and, under the current prevailing interpretation of Rule 144, any shares, whether held by affiliates or non-affiliates of the Company, will not have the legends permanently removed by a stock transfer agent unless registered under the Securities Act or sold to and owned by a third-party purchaser of the shares in a sale in accordance with Rule 144.

7.3 Transfer Restrictions. Investor agrees with the Company that the Investor will only sell any Purchase Shares pursuant to either an effective registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Purchase Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Purchase Shares as set forth in this Section 7.3 is predicated upon the Company’s reliance upon this understanding.

7.4 Subsequent Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Purchase Shares in a manner that would require the registration under the 1933 Act of the sale of the Purchase Shares to the Investor,  or that will be integrated with the offer or sale of the Purchase Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

7.5 Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor or the Investor) relating to or arising out of the transactions contemplated hereby.

7.6 Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

7.7 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release (“Press Release”) disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto (except the Transfer Documents), with the Commission within the time required by the 1934 Act. From and after the issuance of such Press Release, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to any of the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Investor or any of their Affiliates on the other hand, shall terminate. The Company and  Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Investor, or without the prior consent of the Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of the Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Investor, except (a) as required by federal and state securities laws and regulations in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission, (b) as required by Trading Market regulations, and (c) to the extent such disclosure is otherwise required by law, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (c).

7.8 Equal Treatment of Investor.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to the Investor by the Company and negotiated separately by the Investor, and is intended for the Company to treat the Investor as a class and shall not in any way be construed as the Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for one (1) year.

8.2 Indemnification. The Company agrees to indemnify and hold harmless the Investor from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”, which term does not include speculative, incidental or punitive damages) to which indemnitee may become subject as a direct result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any indemnitee for all such amounts as they are incurred by indemnitee solely to the extent such amounts have been finally judicially determined not to have resulted from indemnitee’s fraud or willful misconduct or violation of law. The Investor will indemnify the Company for any Losses incurred by the Investor misrepresenting his or its status as an accredited investor under Rule 501(a) of Regulation D of 1933 Act.

8.3 Conduct of Indemnification Proceedings. Any party entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that the party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

9. Miscellaneous.

9.1 Termination.  This Agreement may be terminated in accordance with Section 2.2 above and, if and only if the Closing has not been consummated on or before April 9, 2021, a party may terminate this Agreement upon five (5) days’ prior written notice to the other parties, except the termination based on failure to consummate the Closing by April 9, 2021, will not affect the right of any party to sue for any breach by any other party (or parties).  In the event that this Agreement is terminated in accordance with its terms and conditions, Investor’s Subscription Amount will be refunded without set off or charge within three (3) business days after the effective date of the termination.  There is no termination or break-up fee, or similar charge or damages, owed by one party to the other party or other parties if this Agreement is terminated in accordance with its terms and conditions and the purchase of the Purchase Shares is not consummated by the parties as required under this Agreement.

9.2 Successors and Assigns. This Agreement may not be assigned by a party without the prior written consent of the Company or the Investor, as applicable. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such person and the term “Purchase Shares” shall be deemed to refer to the securities received by the Investor in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or e-mail, then such notice shall be deemed given upon receipt of confirmation of complete facsimile transmittal or confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

James McClinton, Chief Financial Officer
Capstone Companies, Inc.
431 Fairway Drive, #200
Deerfield Beach, Florida 33441
Telephone:
Email:

With a copy (which shall not constitute notice) to:

Paul W. Richter
PW Richter plc
3901 Dominion Townes Circle
Richmond, Virginia 23223
Telephone: 703 725 7299
Email: pwr@pwrichtersec.com

If to the Investor:

Only to the addresses set forth on the signature pages hereto.

9.6 Expenses. Except as expressly set forth otherwise herein, the parties shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated.

9.7 Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.  Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investor in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, Investor that signed such amendment or waiver and (ii) following the Closing, holder of any Purchase Shares purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Purchase Shares and the Company.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreement between the Company and  Investor constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.  The exhibits and schedules referenced in this Agreement are incorporated by reference into this Agreement (including Schedule One hereto, Disclosure Schedule hereto, other referenced Schedules hereto and Exhibit A hereto).

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida. Service of process in connection with any such suit, action or proceeding may be served on each party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

9.12 Independent Nature of Investor’s Obligations and Rights. Except for the requirements imposed by Section 2.2 above, and the obligation of the Investor to purchase the 155,333 Purchase Shares under this Agreement for the Aggregate Purchase Price of $93,200.00,  the obligations of  Investor under any Transaction Document are several and not joint with the obligations of any other investor, and no investor shall be responsible in any way for the performance of the obligations of any other investor under any Transaction Document. The decision of Investor to purchase Purchase Shares pursuant to the Transaction Documents has been made by the Investor independently of any other investor. Nothing contained herein or in any Transaction Document, and no action taken by Investor pursuant thereto, shall be deemed to constitute the Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor is  in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Investor acknowledges that no other person has acted as agent for such Investor in connection with making its investment hereunder and that the Investor will be acting as agent of a person  in connection with monitoring its investment in the Purchase Shares or enforcing his rights under the Transaction Documents.  Investor shall be entitled to independently protect and enforce his or its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any person to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that  the Investor has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple investors and not because it was required or requested to do so by the Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and the Investor, solely, and not between the Company and any other investors collectively.

9.13 Accuracy of Investor’s Information.  Investor’s information stated in Exhibit A hereto, Schedule One hereto and under the Investor’s signature line below (collectively, “Investor Data”) was provided by the Investor and, by signing below,   Investor attests that he or it has verified the accuracy of his or its Investor Data and did so prior to signing this Agreement. If Investor does not provide information for any line or item in Exhibit A hereto, in Schedule One hereto and set forth below the Investor’s signature line to this Agreement,  then the parties agree that the Investor’s response thereto is “not applicable.”

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the Effective Date.

CAPSTONE COMPANIES, INC., a Florida corporation

By:__________________________________________________
 James McClinton, Chief Financial Information

Attest: By:_________________________________________________ Date: April 5, 2021
Aimee Gaudet Brown, Corporate Secretary

SEAL

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by the party or, if applicable, by party’s respective authorized signatory,  as of the Effective Date.

INVESTOR:__________________________________________

Signature/By:_________________________________________

Name: _________________________________________________

Title: _______________________________________________

[Personal Information about Investor]
OMITTED  [****]

SCHEDULE ONE:  NAME TO BE REGISTERED FOR PURCHASER OF PURCHASE SHARES

OMITTED [****]

Schedule 5.3. Capitalization Table

CROSS REFERENCED TO 2020 10-K AND INCORPORATED HEREIN BY REFERENCE

DISCLOSURE SCHEDULE

OMITTED [****]

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

NOTE: Certain of the portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and (6) and Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.  [****] indicates location within the Exhibit that sections, schedules or information has been omitted.
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated and effective as of April 5, 2021,  is made by Capstone Companies, Inc., a Florida corporation, (“Company”) and stockholder listed in Exhibit A hereto  (“Stockholder”). The Company and Stockholder may be referred to individually as a “party” and collectively as the “parties.”

Background:

A.  Subject to the terms and conditions of the Securities Purchase Agreement, of even date herewith, by and between the Company and Stockholder, the Company has sold shares (“Shares”) of its restricted Common Stock, $0.0001 par value, of Company (“common stock”)  to Stockholder; and
B. Subject to the terms and conditions set forth herein, the Company has agreed to grant certain registration rights to  Stockholder with respect to its Purchase Shares.

In consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.
(b) “1934 Act” means the Securities Exchange Act of 1934, as amended.
(c) “Affiliates’ has the meaning set forth in 17 Code of Federal Regulations §230.405).
(d) “Business Day” means a day that the banks in Miami, Florida are open for business under regular hours of operation.
(e) “Eligible Period” means the period (i) commencing on the Transfer Restriction Termination Date and (ii) terminating on the fifth annual anniversary of the date of this Agreement.
(f) “Purchase Shares” means the Company’s Common Stock owned by Stockholder.
(g) “Register,” “registered,” and “registration” refers to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.
(h) “Registrable Shares” means the Purchase Shares.
(i) “Registration Statement” means any registration statement described in Sections 2.1 or 2.2 of this Agreement.

2. REGISTRATION RIGHTS.

2.1. DEMAND REGISTRATION. No demand registration rights are granted under this Agreement or otherwise.

2.2. PIGGYBACK REGISTRATION. If and only if the Company proposes to file a registration statement under the 1933 Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), in a manner that would permit registration of the Registrable Securities for sale for cash to the public under the 1933 Act, then the Company shall give prompt written notice of such filing, which notice shall be given, no later than ten (10) Business Days prior to the filing date (the “Piggyback Notice”) to the Stockholder of Registrable Securities. The Piggyback Notice shall offer of the Stockholder the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as Stockholder may request (each, a “Piggyback Registration Statement”). Subject to Section 2.2(b) below, the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within five (5) Business Days after the date of the Piggyback Notice. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 120 days after the effective date thereof and (y) consummation of the distribution by the Stockholder  of the Registrable Securities included in such registration statement. The Company may withdraw a Piggyback Registration Statement at any time prior to any sales being made pursuant to the Piggyback Registration Statement without incurring any liability to the Stockholder.  Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Piggyback Registration Statement filed under this Agreement to be declared effective under the 1933 Act as promptly as possible after the filing thereof and shall use its best efforts to keep the Piggyback Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by the Piggyback Registration Statement, subject to SEC approval of post-effective amendments to the Registration Statement to maintain the effectiveness of the Piggyback Registration Statement, have been sold thereunder or pursuant to Rule 144.  There is no penalty or similar charge owed by, and no liquidated damages recoverable against, the Company by Stockholder or a Stockholder in the event that Company cannot maintain the effectiveness of the Piggyback Registration Statement in accordance with this Section 2.2.
(b)    If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 2.2 are to be sold in an underwritten registered securities offering under the 1933 Act (“Underwritten Offering”), the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Stockholder of Registrable Securities who has timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in Stockholder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the Underwritten Offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such Underwritten Offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account and (ii) second, the Registrable Securities of the Stockholder and any other persons with piggyback registration rights who has the right to participate and that has requested to participate in such offering, allocated pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder and its Affiliates (other than the Company) or in such other proportions as shall mutually be agreed to by such selling shareholders.

3. FURTHER OBLIGATIONS OF THE COMPANY AFTER REGISTRATION.

3.1. BLUE SKY COMPLIANCE. The Company shall, as soon as reasonably possible after the effectiveness of a Registration Statement, use its best efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Stockholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act. Further, the parties agree and acknowledge that if the Company does not satisfy applicable Blue Sky standards, including any applicable NASAA guidelines concerning going concern or financial viability, that approval of the Registration Statement in merit review states may not be attainable or possible.

3.2. FURNISHING OF PROSPECTUS. With respect to a Registration Statement filed pursuant to Section 2.1, the Company shall furnish to the Stockholder copies of any preliminary prospectus and, as soon as reasonably possible after the effectiveness of the Registration Statement, furnish to the Stockholder such numbers of copies of a final prospectus in conformity with the requirements of the 1933 Act (“Final Prospectus”), and such other documents as the Stockholder may reasonably request, in order to facilitate the resale or other disposition of Registrable Shares owned by it.

3.3. AMENDMENTS. With respect to a Registration Statement filed pursuant to Section 2.1 of this Agreement, and, subject to Section 4.1 of this Agreement, the Company shall prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete for the entire period for which the Registration Statement remains effective.

3.4. NOTICES. The Company shall:

(a) Notify the Stockholder, promptly after it shall receive notice thereof, of the date and time when any Registration Statement and each post-effective amendment thereto has become effective;
(b) Notify the Stockholder promptly of any request by the SEC for the amending or supplementing of any Registration Statement or prospectus or for additional information;
(c) Notify the Stockholder, at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, of any event which would cause any such prospectus or any other prospectus as then in effect to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 4.1, promptly prepare and file with the SEC, and promptly notify the Stockholder of the filing of, such amendments or supplements to any Registration Statement or prospectus as may be necessary to correct any such statements or omissions; and
(d) Notify Stockholder, promptly after it shall receive notice of the issuance of any stop order by the SEC suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose and, subject to Section 4.1, promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

4. CONDITIONS AND LIMITATIONS ON REGISTRATION RIGHTS. The registration rights granted by this Agreement are subject to the following additional conditions and limitations:

4.1. DELAYS AND SUSPENSION. The Company may delay the filing of or suspend or delay the effectiveness of a Registration Statement, if the Company shall furnish to the Stockholder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for such a registration statement to be filed or declared effective or for an effective registration statement not to be suspended. In such event, the Company's obligation under this Agreement to file a registration statement, seek effectiveness of a registration statement or keep such registration statement effective shall be deferred. If the Company suspends the effectiveness of a Registration Statement, the Company will promptly deliver notice to the Stockholder of such suspension and will again deliver notice to the Stockholder when such suspension is no longer necessary. The duration for which the Company is required to keep a Registration Statement effective shall be extended by an additional number of days equal to the length of any suspension period.

4.2. AMENDED OR SUPPLEMENTED PROSPECTUS. The Stockholder agree that, upon receipt of any notice from the Company described in Section 4.1 hereof that suspends an effective registration statement, the Stockholder shall forthwith discontinue disposition of Registrable Shares until such Stockholder's receipt of copies of a supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, the Stockholder will deliver to the Company all copies of the prospectus covering such Registrable Shares current at the time of receipt of such notice of suspension.

5. INDEMNIFICATION.

5.1. The Company will indemnify the Stockholder, any of Stockholder’s officers, directors and partners, agents and each person controlling the Stockholder within the meaning of Section 15 of the 1933 Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the 1933 Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any violation by the Company of the 1933 Act, the 1934 Act, and any state securities laws or any rule, regulation or qualification promulgated thereunder, and the Company will reimburse the Stockholder, any Stockholder’s officers, directors, and partners, legal counsel, agents and each person controlling the Stockholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Stockholder, controlling person or underwriter expressly for use therein. The foregoing indemnity is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b), as amended from time to time, such indemnity shall not inure to the benefit of: (a) the Stockholder (i) if a copy of the Final Prospectus was not furnished by the Stockholder to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the 1933 Act and such Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein, or (b) any underwriter (i) if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action as required by the 1933 Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance on and in conformity with written information furnished to the Company by the underwriter for use therein.

5.2. The Stockholder will, if Registrable Shares held by the Stockholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the 1933 Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, severally, and not jointly, will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal and any other expenses reasonably incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein. Notwithstanding the foregoing, the liability of the Stockholder under this Section 5 shall be limited to an amount equal to the net proceeds received by the Stockholder from the sale of shares in such registration.

5.3. Each party entitled to indemnification under this Section 5 shall give notice to the party required to provide indemnification promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its or his obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that an Indemnified Party shall have the right to retain its or his own counsel, with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

5.4. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Stockholder hereunder exceed the net proceeds from the offering received by the Stockholder.

5.5. The obligations of the Company and the Stockholder under this Section 5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

6. INFORMATION FROM STOCKHOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of the Stockholder that the Stockholder shall furnish to the Company such information regarding himself or itself, the Registrable Shares held by it or him, and the intended method of disposition of such securities, as shall be required to effect the registration of the Registrable Shares.

7. EXPENSES OF REGISTRATION. The Company shall pay all registration, filing and qualification fees (including SEC filing fees and the listing fees of any stock exchange or quotation system on which the Company securities are traded) attributable to the Registrable Shares registered under this Agreement, and any legal, accounting or other professional fees or expenses incurred by the Company. The Stockholder shall pay all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to the sale of such securities registered by the Stockholder and any legal, accounting or other professional fees incurred by the Stockholder.

8. REPORTS UNDER THE SECURITIES EXCHANGE ACT. The Company agrees to file with the SEC in a timely manner all reports and other documents and information required of the Company under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-1 for use in connection with the registration rights provided in this Agreement.

9. MISCELLANEOUS.

9.1. NOTICES. All notices and other communications required or permitted hereunder shall be made in the manner and to addresses set forth in the Securities Purchase Agreement.

9.2. INTERPRETATION. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4. ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.  Exhibit A hereto is incorporated herein by reference.

9.5. ASSIGNMENT. Stockholder may transfer or assign its or his rights and obligations hereunder together with any Registrable Shares transferred or assigned to any Affiliate of Stockholder, as long as such transferee or assignee of the Registrable Shares executes and delivers a counterpart copy of this Agreement thereby agreeing to be bound by the terms and provisions set forth herein. Except as permitted herein, any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent is hereby required, shall be void ab initio. This Agreement shall be binding upon and inure to the benefit of the parties  and their respective successors and assigns.

9.6. SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7. CERTAIN COMPANY REPRESENTATIONS. This Agreement has been duly authorized by all necessary action by the Company, and the Company's execution, delivery and performance of this Agreement does not violate any other agreement or instrument to which it is currently a party. As of the date hereof, the Company has not granted registration rights to any holder of its or his securities except pursuant to this Agreement, The Company hereby agrees not to grant any registration rights that materially impair the registration rights granted to the Stockholder hereunder.

9.8. ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its or his attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

9.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.10. ACCURACY OF  INFORMATION.   Stockholder’s information stated in Exhibit A hereto (“Data”) was provided by the Stockholder and, by signing below,   Stockholder attests that he or it has verified the accuracy of his or its Data and did so prior to signing this Agreement.

9.11. TERM. Except as expressly provided herein, the rights and obligations hereunder shall terminate five (5) years from the date first written above.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

CAPSTONE COMPANIES, INC., a Florida corporation

By:___________________________________________________________
James McClinton, Chief Financial Officer

STOCKHOLDER:  ___________________________________

By:___________________________________________

_________________, Managing Member

Name of Stockholder	Address for Notices	Telephone Number	Email Address	Registrable Shares
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